EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

OPENLANE to Repurchase 53% of Series A Convertible Preferred Stock

Carmel, Ind. – Sept. 9, 2025 – OPENLANE, Inc. (NYSE: KAR), a leading operator of digital marketplaces for wholesale used vehicles, has reached definitive agreements to repurchase 53% of the Company’s Series A Convertible Preferred Stock originally issued in June 2020. The transaction, for which the cash consideration is approximately $559 million, will reduce the preferred shares held by funds advised by Apax Partners, L.P. (“Apax”) by approximately 50% and the preferred shares held by funds advised by Periphas Capital, L.P. (“Periphas”) by approximately 80%. The repurchase price of $29.70 per share of common stock, on an as-converted basis, represents a negotiated market-based buyout, including the value for future dividends tied to those preferred shares.

“The strategic investments made in our company since 2020 have proven highly beneficial for OPENLANE and our customers, and generated a strong return for the Apax funds, Periphas funds and their respective investors,” said Peter Kelly, CEO of OPENLANE. “Since then, we have rebranded and simplified our company, extended our technology leadership and accelerated growth. The transactions announced today, combined with the strong cash generation characteristics of our asset-light, digital operating model, make OPENLANE an even more compelling opportunity for new and existing investors.”

Roy Mackenzie, Partner at Apax, added, “OPENLANE’s transformation over the last several years has been impressive, and the positive momentum they are building is delivering strong results. We firmly believe in the broad opportunities for OPENLANE’s continued growth, and we remain committed to supporting the company and its management team.”

Sanjeev Mehra and the other Periphas principals will continue to hold the balance of the remaining preferred shares currently held by Periphas.

The repurchase transactions are anticipated to close as soon as practicable after September 30, 2025, and prior to October 20, 2025. More information about the definitive agreements between OPENLANE and the preferred stockholders will be available in a Form 8-K to be filed by the Company.

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OPENLANE Contacts:
Media Inquiries:	Analyst Inquiries:
Laurie Dippold	Itunu Orelaru
(317) 468-3900	(317) 249-4559
laurie.dippold@openlane.com	investor_relations@openlane.com

About OPENLANE
OPENLANE, Inc. (NYSE: KAR) makes wholesale easy by connecting the leading automotive manufacturers, dealers, rental companies, fleet operators, captive finance and lending institutions as buyers and sellers to create the most advanced digital marketplace for used vehicles. Our innovative products and services deliver a fast, fair and transparent experience that helps customers make smarter decisions and achieve better outcomes. Headquartered in Carmel, Indiana, OPENLANE has employees across the United States, Canada, Europe, Uruguay and the Philippines. For more information and the latest OPENLANE news, visit corporate.openlane.com.

Forward-Looking Statements
Certain statements contained in this press release include “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. In particular, statements made in this press release that are not historical facts (including, but not limited to, expectations, estimates, assumptions and/or projections regarding the industry, business, future operating results, potential acquisitions and anticipated cash requirements) may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipate,” “expect,” “project,” “target,” “intend,” “plan,” “believe,” “seek,” “estimate,” “assume,” “could,” “continue” and similar expressions identify forward-looking statements. The forward-looking statements contained in this press release are based on management’s current assumptions, expectations and/or beliefs, are not guarantees of future performance and are subject to substantial risks, uncertainties and changes that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” in our annual and quarterly periodic reports filed with the Securities and Exchange Commission. Many of these risk factors are outside of our control, and as such, they involve risks which are not currently known that could cause actual results to differ materially from those discussed or implied herein. The forward-looking statements in this press release are made as of the date on which they are made and we do not undertake to update any forward-looking statements.